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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tyco International Ltd. of our report dated June 15, 1998 included in the AMP Incorporated Employee Savings and Thrift Plan Form 11-K for the year ended December 31, 1997 and our report dated May 1, 1998 included in the AMP Incorporated MERIT Plan of Benefits of the M/A-COM Division of AMP Form 11-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                          /S/ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
April 1, 1999